Exhibit 99.1

TEXAS PACIFIC LAND TRUST

 1700 Pacific Avenue
Suite 1670
Dallas, Texas 75201
__________

      TRUSTEES:                                                                  Telephone (214) 969-5530                                                     ROY THOMAS
  Maurice Meyer III                                                                                                                                                              General Agent
       Joe R. Clark
   John R. Norris III                                                                                                                                                          DAVID M. PETERSON
                                                                                                                                                                                          Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended
	March 31, 2004	March 31, 2003
Rentals, royalties and other income	$1,898,645	$1,753,512
Land sales	339,139	61,685

Total income	$2,237,784	$1,815,197

Provision for income tax	$470,151	$360,463
Net income	$1,177,773	$876,420
Net income per sub-share	$.53	$.38
Average sub-shares outstanding during period	2,240,642	2,313,087